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EXHIBIT 21

LIST OF SUBSIDIARIES

        SCOTT'S LIQUID GOLD-INC. (the "Company") wholly owns seven subsidiaries:

        Advertising Promotions Incorporated

        Aquafilter Corporation (inactive)

        Colorado Product Concepts, Inc.

        Neoteric Cosmetics, Inc.

        SLG Chemicals, Inc.

        SLG Plastics, Inc.

        SLG Touch-A-Lite, Inc. (inactive)

        All of the foregoing subsidiaries are incorporated in the State of Colorado.

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  EXHIBIT 21